Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2024 Third QUARTER RESULTS

THE WOODLANDS, TX – December 13, 2023 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2024 third quarter ended October 31, 2023.

Net income for the quarter amounted to approximately $568,000, including a gain of approximately $2.4 million from the sale of the Company's Klein Marine Systems segment. Revenues from continuing Marine Technology Products sales for the third quarter of fiscal 2024 were $5.0 million compared to $3.0 million in the third quarter of fiscal 2023.

The Company reported an operating loss from continuing operations of $1.5 million for the third quarter of fiscal 2024 compared to a loss of approximately $2.9 million in the third quarter of fiscal 2023. The net loss from continuing operations for the third quarter of fiscal 2024 was $1.7 million compared to a net loss from continuing operations of approximately $2.9 million in the third quarter of fiscal 2023.  Third quarter of fiscal 2024 net loss attributable to common shareholders, as adjusted for the reverse stock split effected in October, 2023, was $0.27 per share compared to a net loss of $4.34 per share in the third quarter of fiscal 2023.

Adjusted EBITDA from continuing operations for the third quarter of fiscal 2024 was a loss of $1.1 million compared to an adjusted EBITDA loss of approximately $2.4 million in the third quarter of fiscal 2023. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net income (loss) from continuing operations and cash used in operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.

The backlog of Marine Technology Products as of October 31, 2023 related to our Seamap segment was approximately $37.4 million compared to $14.0 million at October 31, 2022 and $17.0 million at July 31, 2023.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “There were two very significant achievements for MIND in the third quarter.  First, we completed the sale of our Klein unit. This has allowed us to streamline our business and focus on our Seamap unit and also provides liquidity and financial stability from which to exploit our remaining operations.  Secondly, our Seamap unit reached a record backlog of approximately $37.4 million as of October 31, 2023, which is by far the largest backlog in our history.  Additionally, and subsequent to the end of the quarter, we entered into a framework supply agreement with a major international seismic contractor. We expect to receive initial orders from this agreement shortly.  Therefore, as we enter the fourth quarter and prepare for our next fiscal year, we have a solid book of committed and expected business.

“Shipments and consequently, revenue in the third quarter of this year, were below our expectations.  We were unable to complete and deliver certain orders as previously anticipated due to delays in the receipt of certain key components.  These orders, which total from $5.0 to $6.0 million, are now expected to be delivered in the fourth quarter.  Based on this and other scheduled orders in our backlog, we expect a significant increase in revenues in the fourth quarter of fiscal 2024.

“As we have seen, an increase in order activity brings challenges.  Supply chain issues, while much improved from a couple of years ago, do remain a challenge.  Increased production activity requires further investment in working capital as evidenced by the increase in our inventories as of October 31, 2023 to approximately $13.3 million from about $10.0 million six months earlier.

“With the sale of the Klein unit, we are a more streamlined and focused company and better positioned to take advantage of Seamap’s strong market position, as well as other opportunities.  The sale has also allowed us to take some additional steps to reduce overhead costs. We have made selective headcount reductions, reduced the size of our board of directors and lowered the compensation for the remaining members of the board. Furthermore, with the more streamlined operations we expected lower professional fees and travel costs. The impact of these changes will begin to be felt in the fourth quarter; however, we don’t expect to realize the full benefit until the new fiscal year.

“Despite the expected improvement in our financial results, we do not believe that current operations can simultaneously fund the capital requirements of the ongoing business, as well as ongoing or accumulated dividends related to our preferred stock. While no firm decisions have been made, we currently believe it unlikely that we will declare dividends on our preferred stock for the foreseeable future,” concluded Capps.

CONFERENCE CALL

Management has scheduled a conference call for Thursday, December 14, 2023 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company’s fiscal 2024 third quarter results.  To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time.  Investors may also listen to the conference live on the MIND Technology website,  http://mind-technology.com, by logging onto the site and clicking “Investor Relations.”  A telephonic replay of the conference call will be available through December 21, 2023 and may be accessed by calling (201) 612-7415 and using passcode 13742874#.  A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Dennard Lascar Investor Relations by email at MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries.  Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom.  Its Seamap unit, designs, manufactures and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended October 31, 2023 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	October 31, 2023	January 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$5,569	$778
Accounts receivable, net of allowance for doubtful accounts of $332 at each of October 31, 2023 and January 31, 2023	3,882	3,247
Inventories, net	13,263	11,026
Prepaid expenses and other current assets	1,701	1,400
Current assets of discontinued operations	—	5,783
Total current assets	24,415	22,234
Property and equipment, net	830	953
Operating lease right-of-use assets	1,517	1,749
Intangible assets, net	3,073	3,633
Long-term assets of discontinued operations	—	4,289
Total assets	$29,835	$32,858
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,127	$2,494
Deferred revenue	130	144
Accrued expenses and other current liabilities	4,360	1,477
Income taxes payable	1,457	1,493
Operating lease liabilities - current	833	903
Current liabilities of discontinued operations	—	2,420
Total current liabilities	7,907	8,931
Operating lease liabilities - non-current	684	846
Deferred tax liability	41	29
Total liabilities	8,632	9,806
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; 1,683 shares issued and outstanding at each of October 31, 2023 and January 31, 2023	37,779	37,779
Common stock, $0.01 par value; 40,000 shares authorized; 1,406 shares issued at October 31, 2023 and 1,599 shares at January 31, 2023 (as Adjusted)	14	16
Additional paid-in capital (as Adjusted)	113,124	129,721
Treasury stock, at cost (193 shares at January 31, 2023) (As Adjusted)	—	(16,863)
Accumulated deficit	(129,748)	(127,635)
Accumulated other comprehensive gain	34	34
Total stockholders’ equity	21,203	23,052
Total liabilities and stockholders’ equity	$29,835	$32,858

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2023	2022	2023	2022
Revenues:
Sale of marine technology products	$4,974	$3,038	$23,132	$16,142
Total revenues	4,974	3,038	23,132	16,142
Cost of sales:
Sale of marine technology products	2,721	2,176	13,402	10,446
Total cost of sales	2,721	2,176	13,402	10,446
Gross profit	2,253	862	9,730	5,696
Operating expenses:
Selling, general and administrative	2,941	3,023	9,160	9,867
Research and development	508	412	1,479	1,063
Depreciation and amortization	257	331	892	1,011
Total operating expenses	3,706	3,766	11,531	11,941
Operating loss	(1,453)	(2,904)	(1,801)	(6,245)
Other (expense) income:
Interest expense	(169)	—	(536)	(4)
Other, net	25	59	336	(186)
Total other (expense) income	(144)	59	(200)	(190)
Loss from continuing operations before income taxes	(1,597)	(2,845)	(2,001)	(6,435)
Provision for income taxes	(112)	(38)	(590)	(380)
Net loss from continuing operations	(1,709)	(2,883)	(2,591)	(6,815)
Income (loss) from discontinued operations, net of income taxes, (including a $2,393 gain on the sale of Klein for the three and nine months ended October 31, 2023)	2,277	(2,276)	1,424	(2,683)
Net income (loss)	$568	$(5,159)	$(1,167)	$(9,498)
Preferred stock dividends - declared	(947)	—	(947)	(947)
Preferred stock dividends - undeclared	—	(947)	(1,894)	(1,894)
Net loss attributable to common stockholders	$(379)	$(6,106)	$(4,008)	$(12,339)
Net loss per common share - Basic and Diluted
Continuing operations	$(1.89)	$(2.72)	$(3.86)	$(6.87)
Discontinued operations	$1.62	$(1.62)	$1.01	$(1.91)
Net loss	$(0.27)	$(4.34)	$(2.85)	$(8.78)
Shares used in computing net loss per common share:
Basic	1,406	1,406	1,406	1,405
Diluted	1,406	1,406	1,406	1,405

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Nine Months Ended October 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,167)	$(9,498)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,230	1,414
Stock-based compensation	264	524
Gain on sale of Klein	(2,393)	—
Provision for inventory obsolescence	23	68
Gross profit from sale of other equipment	(385)	(269)
Non-cash cumulative translation adjustment for discontinued operations	—	1,626
Changes in:
Accounts receivable	(688)	4,981
Unbilled revenue	51	1
Inventories	(3,174)	(2,899)
Prepaid expenses and other current and long-term assets	566	506
Income taxes receivable and payable	(21)	(16)
Accounts payable, accrued expenses and other current liabilities	(1,045)	983
Deferred revenue and customer deposits	1,115	328
Net cash used in operating activities	(5,624)	(2,251)
Cash flows from investing activities:
Purchases of property and equipment	(199)	(531)
Proceeds from the sale of Klein, net	10,832	—
Sale of other equipment	385	382
Net cash provided by (used in) investing activities	11,018	(149)
Cash flows from financing activities:
Purchase of treasury stock	—	(1)
Net proceeds from short-term loan	2,947	—
Payment on short-term loan	(3,750)	—
Refund of prepaid interest on short-term loan	214	—
Preferred stock dividends	—	(1,894)
Net cash used in financing activities	(589)	(1,895)
Effect of changes in foreign exchange rates on cash and cash equivalents	(14)	(7)
Net change in cash and cash equivalents	4,791	(4,302)
Cash and cash equivalents, beginning of period	778	5,114
Cash and cash equivalents, end of period	$5,569	$812

MIND TECHNOLOGY, INC.

Reconciliation of Net Loss From Continuing Operations and Net Cash (Used in) provided by Operating Activities to EBITDA (Loss) and

Adjusted EBITDA (Loss) From Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2023	2022	2023	2022
Reconciliation of Net loss from Continuing Operations to EBITDA (loss) and Adjusted EBITDA (loss)	(in thousands)
Net loss from continuing operations	$(1,709)	$(2,883)	$(2,591)	$(6,815)
Interest expense, net	169	—	536	4
Depreciation and amortization	257	331	892	1,011
Provision for income taxes	112	38	590	380
EBITDA (loss) from continuing operations (1)	(1,171)	(2,514)	(573)	(5,420)
Stock-based compensation	106	136	264	524
Adjusted EBITDA (loss) from continuing operations (1)	$(1,065)	$(2,378)	$(309)	$(4,896)
Reconciliation of Net Cash (Used in) Provided by Operating Activities to EBITDA (loss) from continuing operations
Net cash (used in) provided by operating activities	$(2,146)	$247	$(5,624)	$(2,251)
Stock-based compensation	(106)	(136)	(264)	(524)
Provision for inventory obsolescence	(23)	(23)	(23)	(68)
Changes in accounts receivable (current and long-term)	(2,496)	(886)	514	(4,150)
Interest paid, net	129	—	536	4
Taxes paid, net of refunds	—	94	425	371
Gross profit (loss) from sale of other equipment	49	—	385	(113)
Changes in inventory	2,665	1,702	2,259	2,220
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	(82)	(3,083)	1,052	(350)
Changes in prepaid expenses and other current and long-term assets	368	(91)	(566)	18
Other	471	(338)	733	(577)
EBITDA (loss) from continuing operations (1)	$(1,171)	$(2,514)	$(573)	$(5,420)

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets, other non-cash tax related items and non-cash costs of lease pool equipment sales. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.